UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2010 (October 22, 2010)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2010, the Board of Directors of Keating Capital, Inc. (the “Company”) amended the Company’s Bylaws (the “Amendment”) to conform to certain provisions of the Omnibus Guidelines, adopted by the North American Securities Administrators Association, relating to registration of securities offerings in individual states.

A summary of the amendments is set forth below:

●      Special Meetings.  Notwithstanding anything contained in our Bylaws to the contrary, special meetings of our stockholders may be called by our investment adviser or by stockholders holding ten percent (10%) or more of our outstanding securities, for any matters for which the stockholders may vote as set forth in our charter.

●      Transferability.  Our stockholders holding shares of our common stock for purpose of assigning all or a portion of such shares have the same rights as if they were a stockholder including, without limitation, the voting rights under Article X of our charter, except as prohibited by federal and state securities laws or by contract.

●      Reinvestment Plan. We may offer our stockholders the opportunity to elect to have cash distributions reinvested in the shares of our Common Stock under our reinvestment plan as long as: (i) the shares in which the stockholder reinvests are registered or exempted under applicable state securities laws, (ii) no sales commissions or fees are deducted directly or indirectly from the reinvested funds, (iii) stockholders may elect or revoke reinvestment within a reasonable time and such right is disclosed in a prospectus, (iv) stockholders have received a prospectus which is current as of the date of reinvestment, (v) we or the broker-dealer is responsible for blue sky compliance and will ascertain whether stockholders reinvesting continue to meet the applicable suitability requirements of their state at the time of reinvestment, and (vi) the reinvestment plan has substantially identical investment objectives as our program from which the distributions were made.

●      Cash Available for Distribution.  Except as may be provided by our Board of Directors in setting the terms of any class or series of stock, we may reinvest cash available for distribution as long as the reinvestment of such funds is made for all stockholders upon the same terms and does not create differing classes of stock resulting from inequitable allocations of tax or economic benefits.

●      Reinvestment of Proceeds. We may reinvest the proceeds resulting from the sale of our investment assets as long as we make provision for the payment of cash distributions to stockholders at least sufficient to pay the state and federal income taxes, if any, that may be imposed upon stockholders as a result of the sale of such investment assets.

Each of the foregoing amendments to our Bylaws will no longer apply, and will be of no further force and effect, once our shares of Common Stock become qualified as “covered securities” as defined by Section 18 of the Securities Act of 1933, as amended.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws dated October 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2010	KEATING CAPITAL, INC.

	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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